UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2015

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, the Board of Directors of Sound Community Bank (the “Bank”), the wholly owned operating subsidiary of Sound Financial Bancorp, Inc. (the “Company”), amended and restated each of the following agreements between the Bank and Laura Lee Stewart: (i)  the Executive Long Term Compensation Agreement originally adopted effective August 14, 2007 (the “2007 SERP”); (ii)  the Supplemental Executive Retirement Plan Agreement originally adopted effective December 30, 2011 (the “2011 SERP”); and (iii)  the Confidentiality, Non-Competition, and Non-Solicitation Agreement originally adopted effective December 30, 2011 (the “2011 Non-Compete” and together with the 2007 SERP and the 2011 SERP, the “Stewart Agreements”).

The 2007 SERP was amended on December 30, 2011 to freeze the benefits payable thereunder in connection with the adoption of the 2011 SERP and the execution of the 2011 Non-Compete.

The primary purpose of the changes to the Stewart Agreements was to clarify the amount and timing of the retirement benefits to be paid to Ms. Stewart under each of the Stewart Agreements upon her separation from service with the Company and the Bank.  Additional changes made to the Stewart Agreements include: (i) deletion of a provision in the 2007 SERP which provided for a forfeiture of benefits in the event of a termination for cause (as Ms. Stewart is currently 100% vested in her retirement benefits); (ii) revisions to the definition of change in control in the 2007 SERP and the 2011 SERP to reference the common stock of the Company; (iii) deletion of the non-competition provision in the 2007 SERP (as such provision was intended to be superseded by the 2011 Non-Compete); (iv) a revision to the term of the 2011 Non-Compete so that it expires upon the earlier of (A) 36 months from the date of Ms. Stewart’s separation from service with the Company and the Bank, or (B) the date she begins receiving retirement benefits under the 2011 SERP (which, assuming her separation from service with the Bank, would be the first day of the month following Ms. Stewart’s 70th birthday at which time she also will no longer be entitled to any payments under the 2011 Non-Compete); and (v) certain other ministerial changes and corrections.

The foregoing summary of the changes to the terms of the Stewart Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) 2007 SERP, (ii) 2011 SERP and (iii) 2011 Non-Compete, each of which is attached hereto as exhibits and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	The following exhibit is filed as part of this report.

Exhibit No.	Description

10.1	Amended and Restated Supplemental Executive Retirement Plan

10.2	Amended and Restated Long Term Compensation Agreement

10.3	Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	November 27, 2015	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Supplemental Executive Retirement Plan

10.2	Amended and Restated Long Term Compensation Agreement

10.3	Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation Agreement